Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the President of Quanta, Inc. (the “Company”), certifies that, to his knowledge:

1.	The report of the Company for the period ended December 31, 2021 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 15, 2022	By:	/s/ Arthur Mikaelian
Arthur Mikaelian President, Chairman, Director and Chief Executive Officer
(Principal Executive Officer and Interim Principal Financial Officer)